UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 27, 2008

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(Date of earliest event reported)

CHINA VOIP & DIGITAL TELECOM INC.

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(Exact name of registrant as specified in its charter)

            Nevada                   333-131017                98-0509797

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(State or other jurisdiction of      Commission            (I.R.S. Employer

incorporation or organization)       File Number          Identification No.)

RM 508, No.786 Xinluo Street, High-Tech Industrial Development Zone, Jinan, China,250101

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(Address of principal offices, including Zip Code)

86 – 531 - 87027114

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(Registrant’s telephone number, including area code)

Item 5.02. Departure of Directors or Principal Officers; Election of

Directors; Appointment of Principal Officers

On May 26, 2008, the board of directors of the registrant elected Mr. Shile Dong and Mr. Dawei Qi from the newly acquired company- Beijing PowerUnique Technologies, Co..Ltd.(“BPUT”)to be the members of the board of directors of the registrant, which brings the total number of directors of the registrant to seven.

Mr. Shile Dong, has broad international management experience.  Prior to BPUT, Mr. Dong worked in Beijing Hengchang Technologies Co., Ltd. as Vice General Manager from 2004 to 2006.  Mr. Dong served as Project Manager of Siemens (China) Ltd. from 2001 to 2004.  He also had working experience as an Engineer in Canada Perspective Technologies Co., Ltd. and China Storage and Transport Group.  Mr. Dong holds a master degree in economics from Peking University where he graduated in 2005.

Mr Dawei Qi, was a co-founder of Techoni Technologies Australia, the second largest online mobile phone reseller.  From 2006 to 2007, Mr. Qi served as Human Resource Director of Beijing Meiji Branch of Nestle China.  He was also a Project Manager of System Architecture Development in Microsoft Australia.  Mr Qi graduated from La Trobe University, Australia with three bachelor degrees in Artificial Intelligence, Public Relations and General Psychology in 2005.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

China VoIP & Digital Telecom Inc.

By: /s/ Li Kunwu

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Li Kunwu

President and CEO

Date:  May 27, 2008